Exhibit 99.1

Morphic Announces Corporate Highlights and Third Quarter 2021 Financial Results
MORF-057 phase 1 safety, receptor occupancy, PK and mechanistic measures exceeded objectives; phase 2 program in ulcerative colitis expected to begin 1Q22

Announced Appointment of Nisha Nanda, Ph.D., to Morphic Board of Directors

WALTHAM, Mass. – Nov. 4, 2021 – Morphic Therapeutic (Nasdaq: MORF), a biotechnology company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the third quarter of 2021.

Recent Highlights and Outlook

•Presented positive phase 1 data at the European Crohn’s and Colitis Organisation (ECCO) Virtual Congress 2021, fully supporting MORF-057's target product profile as an oral inhibitor of the α4β7 integrin
◦MORF-057 was well tolerated in all dose cohorts with no safety signals identified
◦Pharmacodynamic data, including α4β7 receptor saturation at 100 mg BID administered orally, strongly supported MORF-057’s ability to replicate the mechanism of approved therapeutic vedolizumab, administered via IV infusion
◦MORF-057’s dose-dependent and consistent pharmacokinetic data support twice daily dosing profile and enable plans to evaluate once-daily dosing in phase 2b
◦Lymphocyte subset changes strongly demonstrate early in-human evidence for MORF-057’s small molecule α4β7 inhibition to replicate the published data on mechanism of action from approved biologic therapeutics in inflammatory bowel disease (IBD)
•Planned initiation of MORF-057 phase 2a remains on track for first quarter 2022
◦All phase 2 readiness work, including chronic toxicology studies, on track and scheduled for completion in fourth quarter 2021
◦Study to include 30-35 patients with moderate to severe ulcerative colitis treated with 100 mg BID (twice daily) with 12-week induction phase and rollover to 40 additional weeks maintenance phase in patients
◦The primary endpoint is change in Robarts Histopathologic Index (RHI) at 12 weeks
◦Global phase 2b randomized controlled trial of MORF-057 to commence after phase 2a initiation and then run in parallel
•Welcomed Nisha Nanda, Ph.D., to the Morphic Board of Directors, an experienced leader in preclinical and clinical-stage development strategy across multiple therapeutic areas
•Received acceptance to present preclinical data from our αvβ8 inhibitor program at the upcoming Society for Immunotherapy of Cancer 36th Annual Meeting
•Announced the planned resignation of Peter G. Linde, M.D., Chief Medical Officer, effective December 31, 2021. Dr. Linde has notified the Company that he is departing for personal reasons but will remain with the Company through year end to assist with an orderly transition of responsibilities

“MORF-057’s performance in phase 1 studies exceeded our internal modelling across all key criteria and we are now finalizing preparations for the initiation of the MORF-057 phase 2 program in patients with moderate-to-severe ulcerative colitis,” said Praveen Tipirneni, M.D., President and Chief Executive Officer of Morphic Therapeutic. “Developing MORF-057 with our MInT platform has generated an array of learnings that feed into our earlier proprietary pipeline, driving advances in Morphic’s programs in immuno-oncology and other indications. In particular, we are looking forward to the presentation of new preclinical data from our αvβ8 program demonstrating the strong anti-tumor activity of a Morphic αvβ8 small molecule inhibitor dosed in combination with a checkpoint inhibitor and radioimmunotherapy in a tumor that is unresponsive to respective monotherapies or conventional radioimmunotherapy.”

Financial Results for the Third Quarter 2021

•Net loss for the quarter ended September 30, 2021 was $25.0 million or $0.69 per share, basic and diluted compared to net income of $5.4 million or $0.17 per share, diluted for the same quarter last year
•Revenue was $3.1 million for the quarter ended September 30, 2021 compared to $25.8 million for the same quarter last year. The decrease was primarily due to the receipt of a $20 million payment triggered by AbbVie exercising their option to Morphic’s αvβ6 program during the quarter ended September 30, 2020
•Research and development expenses were $21.0 million for the quarter ended September 30, 2021 as compared to $16.0 million for the same quarter last year. The increase was primarily due to clinical trials costs associated with MORF-057, along with manufacturing costs associated with the upcoming phase 2 clinical trial
•General and administrative expenses were $7.3 million for the quarter ended September 30, 2021, compared to $4.8 million for the same quarter last year. The increase was due to an increase in headcount and higher professional and consulting costs associated with Morphic operating as a public company

As of September 30, 2021, Morphic had cash, cash equivalents and marketable securities of $427.6 million, compared to $228.3 million as of December 31, 2020. Morphic believes its cash, cash equivalents and marketable securities as of September 30, 2021, will be sufficient to fund operating expenses and capital expenditure requirements until the end of 2024.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics, the initiation, execution and completion of the future MORF-057 phase 2 clinical trial, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and/or trials and to obtain regulatory approvals for MORF-057 and other candidates in development, the timing of further data presentation and the ability of MORF-057 to treat inflammatory bowel disease, including ulcerative colitis, or related indications. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to complete a current or future clinical trial of any of our current or future product candidates, develop or obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic, and the sufficiency of our cash, cash equivalents and investments to fund our operations. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Morphic Holding Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Collaboration revenue	$3,124	$25,757	$10,238	$39,044
Operating expenses:
Research and development	20,966	15,998	64,131	54,877
General and administrative	7,276	4,751	20,367	13,368
Total operating expenses	28,242	20,749	84,498	68,245
(Loss) Income from operations	(25,118)	5,008	(74,260)	(29,201)
Other income:
Interest income, net	77	237	140	1,536
Other expense	—	(6)	(20)	(12)
Total other income, net	77	231	120	1,524
(Loss) Income before benefit from income taxes	(25,041)	5,239	(74,140)	(27,677)
Benefit from income taxes	—	115	—	427
Net (loss) income	$(25,041)	$5,354	$(74,140)	$(27,250)
Net (loss) income per share, basic	$(0.69)	$0.18	$(2.09)	$(0.90)
Net (loss) income per share, diluted	$(0.69)	$0.17	$(2.09)	$(0.90)

Weighted average common shares outstanding, basic	36,547,222	30,533,847	35,392,153	30,368,437
Weighted average common shares outstanding, diluted	36,547,222	32,366,141	35,392,153	30,368,437

Morphic Holding Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$427,576	$228,264
Other current assets	7,828	11,171
Total current assets	435,404	239,435
Other assets	3,159	2,947
Total assets	$438,563	$242,382

Liabilities and Stockholders' Equity
Current liabilities	$41,764	$39,438
Long-term liabilities	46,634	57,747
Total liabilities	88,398	97,185
Total stockholders' equity	350,165	145,197
Total liabilities and stockholders' equity	$438,563	$242,382